CHAMPION HOMES ANNOUNCES SECOND QUARTER FISCAL 2025 RESULTS

Troy, Michigan, October 28, 2024 /Business Wire/ -- Champion Homes, Inc. (NYSE: SKY) (“Champion Homes”) today announced financial results for its second quarter ended September 28, 2024 (“fiscal 2025”).

Second Quarter Fiscal 2025 Highlights (compared to Second Quarter Fiscal 2024)

•
Net sales increased 32.9% to $616.9 million
•
U.S. homes sold increased 31.3% to 6,357
•
Total backlog increased 5.6% to $427 million from the sequential first quarter
•
Average selling price (“ASP”) per U.S. home sold increased 4.5% to $92,400
•
Gross profit margin expanded by 190 basis points to 27.0%
•
Net income increased by 19.8% to $54.7 million
•
Earnings per diluted share (“EPS”) increased 19.0% to $0.94
•
Adjusted EBITDA increased 26.2% to $74.2 million
•
Adjusted EBITDA margin contracted by 60 basis points to 12.0%
•
Net cash generated by operating activities of $59.8 million during the quarter
•
Repurchased $20.0 million of shares under the share repurchase program

“I am pleased to report that Champion Homes delivered another strong quarter, generating healthy margins and cash flow," said Mark Yost, President and Chief Executive Officer of Champion Homes. "Our continued focus on our digital direct-to-consumer strategy, combined with our retail footprint expansion and strong consumer demand for attainable housing, positioned us to achieve significant growth in home sales compared to last year. Our talented teams have enabled us to advance our strategic initiatives and enhance our capacity to deliver value to our customers and shareholders."

Second Quarter Fiscal 2025 Results

Net sales for the second quarter fiscal 2025 increased 32.9% to $616.9 million compared to the prior-year period. The number of U.S. homes sold in the second quarter fiscal 2025 increased 31.3% to 6,357 driven by sales of $148.0 million from the Regional Homes acquisition and healthy demand in the community sales channel. The ASP per U.S. home sold increased 4.5% to $92,400 due to the higher mix of retail units sold during the quarter. The number of Canadian factory-built homes sold in the quarter decreased to 179 homes compared to 232 homes in the prior-year period due to softening demand in certain markets.

Gross profit increased by 42.8% to $166.3 million in the second quarter fiscal 2025 compared to the prior-year period. Gross profit margin was 27.0% of net sales, a 190-basis point expansion compared to 25.1% in the second quarter fiscal 2024. Gross margin expansion reflects higher ASPs on new home sales, increased captive retail sales, lower forest product costs, and higher capacity utilization when compared to the prior-year period.

Selling, general, and administrative expenses (“SG&A”) in the second quarter fiscal 2025 increased to $99.7 million from $64.5 million in the same period last year. SG&A during the quarter increased due to the Regional Homes acquisition and higher variable compensation. SG&A as a percentage of net sales was 16.2%, compared to 13.9% in the prior year period.

Net income increased by 19.8% to $54.7 million for the second quarter fiscal 2025 compared to the prior-year period. The increase in net income was driven by higher gross margin as a percentage of sales, partially offset by higher SG&A expenses.

Adjusted EBITDA for the second quarter fiscal 2025 increased by 26.2% to $74.2 million compared to the second quarter fiscal 2024. Adjusted EBITDA margin for the quarter was 12.0%, compared to 12.7% in the prior-year period.

As of September 28, 2024, Champion Homes had $570.2 million of cash and cash equivalents, an increase of $21.3 million in the current quarter. The Company repurchased and retired $20 million of its common stock during the second quarter under the previously announced repurchase program. On October 28, 2024, the Board of Directors refreshed the share repurchase authorization to provide for $100 million of potential future repurchases.

Conference Call and Webcast Information:

Champion Homes’ management will host a conference call tomorrow, October 29, 2024, at 8:00 a.m. Eastern Time, to discuss Champion Homes’ financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Champion Homes’ website at ir.championhomes.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13749107. The replay will be available until 11:59 P.M. Eastern Time on November 12, 2024.

About Champion Homes, Inc.:

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 9,000 people. With more than 70 years of homebuilding experience and 48 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 72 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Champion Homes builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Homes, Genesis Homes, Regional Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes’ financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted EBITDA as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) non-cash restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN, (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) non-cash restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN, (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN Capital Corp. ("ECN") might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; the possibility our share repurchase program will not enhance long-term stockholder value, could increase the volatility of our stock price, and diminish our cash reserves; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 30, 2024 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Jason Blair

Email: jablair@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 28, 2024 (unaudited)	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$570,231	$495,063
Trade accounts receivable, net	74,755	64,632
Inventories, net	325,534	318,737
Other current assets	43,594	39,870
Total current assets	1,014,114	918,302
Long-term assets:
Property, plant, and equipment, net	300,840	290,930
Goodwill	357,973	357,973
Amortizable intangible assets, net	70,491	76,369
Deferred tax assets	27,784	26,878
Other noncurrent assets	256,470	252,889
Total assets	$2,027,672	$1,923,341
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floorplan payable	$85,978	$91,286
Accounts payable	64,260	50,820
Other current liabilities	268,446	247,495
Total current liabilities	418,684	389,601
Long-term liabilities:
Long-term debt	24,690	24,669
Deferred tax liabilities	7,297	6,905
Other liabilities	84,745	79,796
Total long-term liabilities	116,732	111,370

Stockholders' Equity:
Common stock	1,592	1,605
Additional paid-in capital	579,685	568,203
Retained earnings	924,408	866,485
Accumulated other comprehensive loss	(13,429)	(13,923)
Total stockholders’ equity	1,492,256	1,422,370
Total liabilities and stockholders’ equity	$2,027,672	$1,923,341

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$616,877	$464,236	$1,244,656	$929,005
Cost of sales	450,544	347,747	914,108	682,843
Gross profit	166,333	116,489	330,548	246,162
Selling, general, and administrative expenses	99,655	64,454	208,482	134,893
Operating income	66,678	52,035	122,066	111,269
Interest (income), net	(4,737)	(10,480)	(8,986)	(19,781)
Other expense (income)	14	2,065	(1,205)	2,065
Income before income taxes	71,401	60,450	132,257	128,985
Income tax expense	15,392	14,781	29,111	32,047
Net income before equity in net loss of affiliates	56,009	45,669	103,146	96,938
Equity in net loss of affiliates	691	—	2,034	—
Net income	55,318	45,669	101,112	96,938
Net (income) attributable to non-controlling interest	(584)	—	(584)	—
Net income attributable to Champion Homes, Inc.	$54,734	$45,669	$100,528	$96,938
Net income attributable to Champion Homes, Inc. per share:
Basic	$0.95	$0.80	$1.74	$1.69
Diluted	$0.94	$0.79	$1.73	$1.68

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Six months ended
	September 28, 2024	September 30, 2023

Cash flows from operating activities
Net income	$101,112	$96,938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,123	14,378
Amortization of deferred financing fees	187	162
Equity-based compensation	11,213	10,943
Deferred taxes	(596)	(1,919)
Loss on disposal of property, plant, and equipment	57	96
Foreign currency transaction (gain) loss	(70)	76
Equity in net loss of affiliates	2,034	—
Dividends from equity method investment	766	—
Change in fair value of contingent consideration	7,912	—
Change in assets and liabilities:
Accounts receivable	(10,051)	12,101
Floor plan receivables	(15,155)	(2,521)
Inventories	(6,759)	20,059
Other assets	(330)	(13,434)
Accounts payable	13,895	4,387
Accrued expenses and other liabilities	20,104	(12,128)
Net cash provided by operating activities	144,442	129,138
Cash flows from investing activities
Additions to property, plant, and equipment	(24,827)	(22,847)
Cash paid for equity method investment	—	(1,000)
Cash paid for investment in ECN common stock	—	(78,858)
Cash paid for investment in ECN preferred stock	—	(64,520)
Investment in floor plan loans	—	(18,466)
Proceeds from floor plan loans	2,136	10,528
Proceeds from disposal of property, plant, and equipment	138	524
Net cash used in investing activities	(22,553)	(174,639)
Cash flows from financing activities
Changes in floor plan financing, net	(5,308)	—
Payments on long term debt	(11)	—
Payments on repurchase of common stock	(40,000)	—
Stock option exercises	272	224
Tax payments for equity-based compensation	(2,273)	(982)
Net cash used in financing activities	(47,320)	(758)
Effect of exchange rate changes on cash and cash equivalents	599	(39)
Net increase (decrease) in cash and cash equivalents	75,168	(46,298)
Cash and cash equivalents at beginning of period	495,063	747,453
Cash and cash equivalents at end of period	$570,231	$701,155

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended		Six months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reconciliation of Adjusted EBITDA:
Net income attributable to Champion Homes, Inc.	$54,734	$45,669	$100,528	$96,938
Income tax expense	15,392	14,781	29,111	32,047
Interest (income), net	(4,737)	(10,480)	(8,986)	(19,781)
Depreciation and amortization	9,511	6,786	20,123	14,378
EBITDA	74,900	56,756	140,776	123,582
Equity in net (income) loss of ECN	(658)	—	521	—
Change in fair value of contingent consideration	—	—	7,912	—
Transaction costs	—	2,065	—	2,065
Adjusted EBITDA	$74,242	$58,821	$149,209	$125,647

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended		Six months ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023

Net income attributable to Champion Homes, Inc.	$54,734	$45,669	$100,528	$96,938
Adjustments:
Equity in net (income) loss of ECN	(658)	—	521	—
Change in fair value of contingent consideration	—	—	6,088	—
Transaction costs	—	1,555	—	1,555
Adjusted net income attributable to Champion Homes, Inc.	$54,076	$47,224	$107,137	$98,493

Adjusted basic net income per share	$0.94	$0.83	$1.85	$1.72
Adjusted diluted net income per share	$0.93	$0.82	$1.84	$1.71
Average basic shares outstanding	57,648	57,232	57,757	57,224
Average diluted shares outstanding	58,185	57,724	58,249	57,695